Exhibit 99.1

TETRA TECHNOLOGIES, INC. SECURES THREE WELL
TETRA CS NEPTUNE FLUIDS DEEPWATER GULF OF MEXICO PROJECT AND
ANNOUNCES SECOND QUARTER 2024 FINANCIAL RESULTS

•Secured a three-well deepwater TETRA CS Neptune fluids project in the Gulf of Mexico with a super major operator that is scheduled to begin late in the fourth quarter of 2024.
•Second quarter revenue of $172 million increased 14% sequentially. Second quarter net income of $7.6 million.
•Second quarter net income per share was $0.06 and net income per share excluding unusual items was $0.07.
•Adjusted EBITDA of $30.2 million increased 32% sequentially, despite $1.1 million in foreign exchange losses.
•Second quarter net cash provided by operating activities of $24.8 million with total adjusted free cash flow of $9.4 million and base business adjusted free cash flow(1) of $19.2 million.

THE WOODLANDS, Texas, July 31, 2024 / PR Newswire / - TETRA Technologies, Inc. (“TETRA” or the “Company”) (NYSE:TTI) today announced second quarter 2024 financial results.

Brady Murphy, TETRA President and Chief Executive Officer, stated, “Despite overall lower US onshore completions activity in the second quarter, our results included sequential improvements in revenue of 14% and Adjusted EBITDA of 32% driven by strong performance from our Completion Fluids & Products Division. We achieved net cash provided by operating activities of $24.8 million, base business adjusted free cash flow(1) of $19.2 million, a 560 basis points sequential improvement in Water & Flowback Services Adjusted EBITDA margins (to 15.2%), and the award of a three-well TETRA CS Neptune fluids deepwater Gulf of Mexico project that is expected to begin late in the fourth quarter. The second-quarter results were achieved despite $1.1 million of foreign exchange losses.

Second quarter 2024 revenue of $172 million decreased 2% from the second quarter of 2023 but increased 14% from the first quarter of 2024. Net income of $7.6 million, inclusive of $1.0 million of non-recurring charges, compares to net income of $18.2 million in the second quarter of 2023, inclusive of $0.9 million of non-recurring credits, and to net income of $0.9 million in the first quarter of 2024, inclusive of $5.2 million of non-recurring charges.

“Second-quarter cash flow provided by operating activities was $24.8 million and compares to cash provided by operating activities of $28.4 million in the second quarter of 2023 and cash used in operating activities of $13.8 million in the first quarter of 2024. Base business adjusted free cash flow was $19.2 million while investments in our Arkansas bromine and lithium projects were $9.8 million, resulting in total adjusted free cash flow of $9.4 million in the second quarter of 2024 and compares to total adjusted free cash flow of $17.7 million in the second quarter of 2023 and a $29.6 million use of cash in the first quarter of 2024. Working capital at the end of the second quarter was $127 million and represents a $7.2 million decrease from the prior quarter end. Working capital is defined as current assets, excluding cash and restricted cash, less current liabilities. Our investments in Kodiak Gas Services, Inc. (“Kodiak”) and Standard Lithium Ltd. (“Standard Lithium”) were $12.3 million and $1.0 million, respectively as of June 30, 2024.

“Completion Fluids & Products experienced a strong quarter with revenue of $100 million, a sequential improvement of 29% driven primarily by strong seasonal European industrial chemicals volumes, with 28.9% adjusted EBITDA margins. Offshore completion fluids international activity was stronger in the second quarter relative to the first quarter while the timing of deepwater projects resulted in sequentially lower volumes in the Gulf of Mexico. Since the Gulf of Mexico is one of our largest deepwater markets, it had an impact on overall segment activity. Net income before taxes for the quarter was $26.7 million (26.6% of revenue) and compares to $19.8 million (25.6% of revenue) in the first quarter of 2024. Adjusted EBITDA was $28.9 million and compares to $21.8 million (28.1% of revenue) in the first quarter of 2024.

“We are very pleased to have secured a three-well deepwater Gulf of Mexico TETRA CS Neptune fluids project for a super major oil and gas operator. This multi-well award is a great milestone for the Company as it represents the second super major deepwater operator in the Gulf of Mexico to utilize TETRA CS Neptune fluids for their completion program and is the first TETRA CS Neptune fluids job in the Gulf of Mexico since the fourth quarter of 2019. Since that time, we have been diligently working a potential pipeline of TETRA CS Neptune fluids opportunities with numerous deepwater operators and it is very gratifying to see the hard and innovative work of our team paying off. We expect the first well completion will start in the fourth quarter of this year and the remaining wells to carry over through the first half of 2025.

“Water & Flowback Services revenue of $72 million declined 2% from the first quarter. Despite the slight revenue decline, Adjusted EBITDA margins of 15.2% improved sequentially by 560 basis points consistent with our expectations as we continue to focus on deploying automated technologies across all phases of this segment, including TETRA BlueLinx Automated Control System, TETRA SandStorm Advanced Cyclone Technology, and TETRA Automated Drillout Systems. Water & Flowback Services net income before taxes for the quarter was $3.2 million and compares to $0.7 million in the first quarter of 2024. Adjusted EBITDA of $10.9 million increased $3.9 million sequentially.”

(1)     Base business adjusted free cash flow is defined as total adjusted free cash flow prior to TETRA’s investments in the Arkansas bromine and lithium projects.

This press release includes the following financial measures that are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”): Adjusted net income per share, Adjusted EBITDA, and Adjusted EBITDA Margin (Adjusted EBITDA as a percent of revenue) on consolidated and segment basis, adjusted net income, total adjusted free cash flow, base business adjusted free cash flow, net debt, net leverage ratio and return on net capital employed. Please see Schedules E through J for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

Second Quarter Results and Highlights

A summary of key financial metrics for the second quarter are as follows:

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
	(in thousands, except per share amounts)
Revenue	$171,935	$150,972	$175,463
Net income	7,640	915	18,197
Adjusted EBITDA	30,234	22,840	36,046
Net income per share attributable to TETRA stockholders	0.06	0.01	0.14
Adjusted net income per share	0.07	0.05	0.13
Net cash provided by (used in) operating activities	24,831	(13,816)	28,372
Total adjusted free cash flow(1)	$9,369	$(29,617)	$17,711
(1)     For the three months ended June 30, 2024, March 31, 2024 and June 30, 2023, total adjusted free cash flow includes $9.8 million, $4.1 million and $2.3 million, respectively, of investments in the Arkansas bromine and lithium projects.

Strategic Initiatives Update

Brady Murphy stated, “For our strategic initiatives, we invested $9.8 million, net of reimbursement from our partner, in Arkansas to advance engineering and reservoir studies and began laying the groundwork to put in place power infrastructure for our bromine project. This additional analysis and work has positioned us to publish a definitive feasibility study, that is in the final stages of review, for bromine from our Evergreen Brine Unit to meet the growing demands for oil and gas offshore completion fluids and the new market opportunity for our TETRA PureFlow+ electrolyte for the long duration energy storage market. The zinc bromide electrolyte demand is expected to grow materially beginning in 2025. Our produced water desalination for beneficial re-use continues to gain significant customer interest and despite some regulatory permitting delays on previously announced projects, we are seeing broader industry commitment to desalination solutions. We have expanded our confidential non-disclosure discussions for our proprietary solution with seven different operators across the Permian Basin, South Texas, Mid-Continent and Appalachia regions. We expect to have additional commercial pilot units in place in 2025 that over time are expected to convert into large scale production facilities.”

Free Cash Flow, Balance Sheet and Income Taxes

    Cash provided by operating activities was $24.8 million in the second quarter and base business adjusted free cash flow, which excludes investments in Arkansas, was $19.2 million. Inclusive of $9.8 million of investments in Arkansas, total adjusted free cash flow was $9.4 million. At the end of the second quarter, unrestricted cash was $38 million and TETRA held an aggregate of $13.3 million in marketable securities between its holdings in Kodiak and Standard Lithium. Liquidity at the end of the second quarter was $180 million, inclusive of a $75 million delayed draw feature to fund our Arkansas bromine project. Liquidity is defined as unrestricted cash plus availability under the delayed draw from our Term Credit Agreement and availability under our credit agreements. Long-term debt, primarily with a January 2030 maturity, was $180 million, while net debt was $142 million. TETRA’s net leverage ratio was 1.6X at the end of the second quarter of 2024. TETRA’s return on net capital employed was 17.4% at the end of the second quarter of 2024.

Non-recurring Charges and Expenses

Non-recurring credits, charges and expenses are reflected on Schedule E and include the following:

•$1.4 million of prior year unusual foreign exchange losses
•$0.4 million of non-cash stock appreciation right credits

Unrealized gains on investments totaling $46,000 are included in both reported and adjusted earnings.

Conference Call

TETRA will host a conference call to discuss these results tomorrow, August 1, 2024 at 10:30 a.m. Eastern Time. The phone number for the call is 1-800-836-8184. The conference call will also be available by live audio webcast. A replay of the conference call will be available at 1-888-660-6345 conference number 03425#, for one week following the conference call and the archived webcast will be available through the Company's website for thirty days following the conference call.

Investor Contact

For further information, please contact Elijio Serrano, CFO, TETRA Technologies, Inc. at (281) 367-1983 or via email at eserrano@onetetra.com.

Financial Statements, Schedules and Non-GAAP Reconciliation Schedules (Unaudited)
Schedule A:     Consolidated Income Statement
Schedule B:     Condensed Consolidated Balance Sheet
Schedule C:     Consolidated Statements of Cash Flows
Schedule D:     Statement Regarding Use of Non-GAAP Financial Measures
Schedule E:     Non-GAAP Reconciliation of Adjusted Net Income
Schedule F:     Non-GAAP Reconciliation of Adjusted EBITDA
Schedule G:     Non-GAAP Reconciliation of Net Debt
Schedule H:     Non-GAAP Reconciliation to Total Adjusted Free Cash Flow and
Base Business Adjusted Free Cash Flow
Schedule I:     Non-GAAP Reconciliation to Net Leverage Ratio
Schedule J:     Non-GAAP Reconciliation to Return on Net Capital Employed

Company Overview

TETRA Technologies, Inc. is an energy services and solutions company focused on developing environmentally conscious services and solutions that help make people's lives better. With operations on six continents, the Company's portfolio consists of Energy Services, Industrial Chemicals, and Lithium Ventures. In addition to providing products and services to the oil and gas industry and calcium chloride for diverse applications, TETRA is expanding into the low-carbon energy market with chemistry expertise, key mineral acreage, and global infrastructure, helping to meet the demand for sustainable energy in the twenty-first century. Visit the Company's website at www.onetetra.com for more information.

Cautionary Statement Regarding Forward Looking Statements

This news release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “see,” “expectation,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning economic and operating conditions that are outside of our control, including statements concerning recovery of the oil and gas industry; customer delays for international completion fluids related to global shipping and logistics issues; potential revenue associated with prospective energy storage projects; measured, indicated and inferred mineral resources of lithium and/or bromine, the potential extraction of lithium and bromine from our Evergreen Brine Unit and other leased acreage, the economic viability thereof, the demand for such resources, the timing and costs of such activities, and the expected revenues, profits and returns from such activities; the accuracy of our resources report, feasibility study and economic assessment regarding our lithium and bromine acreage; projections or forecasts concerning the Company's business activities, profitability, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. With respect to the Company’s disclosures of measured, indicated and inferred mineral resources, including bromine and lithium carbonate equivalent concentrations, it is uncertain if all such resources will ever be economically developed. Investors are cautioned that mineral resources do not have demonstrated economic value and further exploration may not result in the estimation of a mineral reserve. Further, there are a number of uncertainties related to processing lithium, which is an inherently difficult process. Therefore, you are cautioned not to assume that all or any part of our resources can be economically or legally commercialized. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to several risks and uncertainties, many of which are beyond the control of the Company. With respect to the Company’s disclosures regarding the potential joint venture for the Evergreen Brine Unit, it is uncertain about the ability of the parties to successfully negotiate one or more definitive agreements, the future relationship between the parties, and the ability to successfully and economically produce lithium and bromine from the Evergreen Brine Unit. Investors are cautioned that any such statements are not guarantees of future performance or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Reports on Form 10-K, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. Investors should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and the Company undertakes no obligation to update or revise any forward-looking statements, except as may be required by law.

Schedule A: Consolidated Income Statement (Unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
	(in thousands, except per share amounts)
Revenues	$171,935	$150,972	$175,463

Cost of sales, services, and rentals	119,908	111,114	117,074
Depreciation, amortization, and accretion	8,774	8,756	8,457
Impairments and other charges	—	—	777
Total cost of revenues	128,682	119,870	126,308
Gross profit	43,253	31,102	49,155
Exploration and pre-development costs	—	—	2,341
General and administrative expense	22,137	22,298	26,225
Interest expense, net	6,185	5,952	5,944
Loss on debt extinguishment	—	5,535	—
Other income (expense), net	2,452	(3,978)	(6,435)
Income before taxes and discontinued operations	12,479	1,295	21,080
Provision for income taxes	4,839	380	2,875
Income before discontinued operations	7,640	915	18,205
Discontinued operations:
Loss from discontinued operations, net of taxes	—	—	(8)
Net income	7,640	915	18,197
Loss attributable to noncontrolling interest	3	—	18
Net income attributable to TETRA stockholders	$7,643	$915	$18,215

Basic per share information:
Net income attributable to TETRA stockholders	$0.06	$0.01	$0.14
Weighted average shares outstanding	131,263	130,453	129,460

Diluted per share information:
Net income attributable to TETRA stockholders	$0.06	$0.01	$0.14
Weighted average shares outstanding	132,169	132,123	129,925

Schedule B: Condensed Consolidated Balance Sheet (Unaudited)

	June 30, 2024	December 31, 2023
	(in thousands)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$37,713	$52,485
Restricted cash	5,039	—
Trade accounts receivable	140,805	111,798
Inventories	82,780	96,536
Prepaid expenses and other current assets	23,284	21,196
Total current assets	289,621	282,015
Property, plant, and equipment, net	121,584	107,716
Other intangible assets, net	27,026	29,132
Operating lease right-of-use assets	30,217	31,915
Investments	20,427	17,354
Other assets	10,850	10,829
Total long-term assets	210,104	196,946
Total assets	$499,725	$478,961

LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable	$53,069	$52,290
Compensation and employee benefits	17,111	26,918
Operating lease liabilities, current portion	8,595	9,101
Accrued taxes	13,977	10,350
Accrued liabilities and other	27,584	27,303
Total current liabilities	120,336	125,962
Long-term debt, net	179,670	157,505
Operating lease liabilities	25,957	27,538
Asset retirement obligations	14,772	14,199
Deferred income taxes	2,284	2,279
Other liabilities	3,128	4,144
Total long-term liabilities	225,811	205,665
Commitments and contingencies
TETRA stockholders’ equity	154,838	148,591
Noncontrolling interests	(1,260)	(1,257)
Total equity	153,578	147,334
Total liabilities and equity	$499,725	$478,961

Schedule C: Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
	(in thousands)
Operating activities:
Net income	$7,640	$915	$18,197
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, amortization, and accretion	8,775	8,755	8,457
Impairments and other charges	—	—	777
Gain on investments	(46)	(2,795)	(908)
Equity-based compensation expense	1,800	1,623	1,492
Provision for (recovery of) credit losses	(52)	(115)	741
Amortization and expense of financing costs	504	380	897
Loss on debt extinguishment	—	5,535	—
Gain on sale of assets	(38)	(29)	(111)
Other non-cash credits	(133)	(553)	(637)
Changes in operating assets and liabilities:
Accounts receivable	(4,020)	(19,605)	(13,140)
Inventories	10,453	1,542	2,764
Prepaid expenses and other current assets	758	(3,918)	(2,254)
Trade accounts payable and accrued expenses	(913)	(5,577)	11,622
Other	103	26	475
Net cash provided by (used in) operating activities	24,831	(13,816)	28,372
Investing activities:
Purchases of property, plant, and equipment, net	(15,392)	(15,827)	(10,490)
Proceeds from sale of property, plant, and equipment	121	251	208
Purchase of investments	—	—	(250)
Other investing activities	(22)	(172)	(275)
Net cash used in investing activities	(15,293)	(15,748)	(10,807)
Financing activities:
Proceeds from credit agreements and long-term debt	157	184,456	44,413
Principal payments on credit agreements and long-term debt	(157)	(163,215)	(50,875)
Payments on financing lease obligations	(363)	(277)	(431)
Debt issuance costs	(679)	(5,277)	—
Shares withheld for taxes on equity-based compensation	(48)	(2,339)	—
Other financing activities	(1,280)	—	—
Net cash provided by (used in) financing activities	(2,370)	13,348	(6,893)
Effect of exchange rate changes on cash	(355)	(330)	320
Increase (decrease) in cash and cash equivalents	6,813	(16,546)	10,992
Cash and cash equivalents at beginning of period	35,939	52,485	16,683
Cash, cash equivalents and restricted cash at end of period	$42,752	$35,939	$27,675

Supplemental cash flow information:
Interest paid	$5,424	$5,406	$4,899
Income taxes paid	$2,558	$433	$654
Accrued capital expenditures at end of period	$8,073	$3,908	$3,142

Schedule D: Statement Regarding Use of Non-GAAP Financial Measures

    In addition to financial results determined in accordance with U.S. GAAP, this press release may include the following non-GAAP financial measures for the Company: adjusted net income per share, consolidated and segment Adjusted EBITDA, segment Adjusted EBITDA as a percent of revenue (“Adjusted EBITDA margin”), adjusted net income, total adjusted free cash flow, base business adjusted free cash flow, net debt, net leverage ratio, and return on net capital employed. The following schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable U.S. GAAP measures. The non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with U.S. GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

    Management believes that the exclusion of the special charges and credits from the historical results of operations enables management to evaluate more effectively the Company’s operations over the prior periods and to identify operating trends that could be obscured by the excluded items.

    Adjusted net income is defined as the Company’s income (loss) before noncontrolling interests and discontinued operations, excluding certain special or other charges (or credits), and including noncontrolling interest attributable to continued operations. Adjusted net income is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

    Adjusted net income per share is defined as the Company’s diluted net income per share attributable to TETRA stockholders excluding certain special or other charges (or credits). Adjusted net income per share is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

    Adjusted EBITDA is defined as net income (loss) before taxes and discontinued operations, excluding impairments, exploration and pre-development costs, certain special, non-recurring or other charges (or credits), including loss on debt extinguishment, interest, depreciation and amortization, income from collaborative arrangement and certain non-cash items such as equity-based compensation expense. The most directly comparable GAAP financial measure is net income (loss) before taxes and discontinued operations. Exploration and pre-development costs represent expenditures incurred to evaluate potential future development of TETRA’s lithium and bromine properties in Arkansas. Such costs include exploratory drilling and associated engineering studies. Income from collaborative arrangement represents the portion of exploration and pre-development costs that are reimbursable by our strategic partner. We began capitalizing exploration and pre-development costs in January 2024 and therefore these costs are only excluded for periods prior to January 1, 2024. Exploration and pre-development costs and the associated income from collaborative arrangement were excluded from Adjusted EBITDA in prior periods because they did not relate to the Company’s current business operations. Adjustments to long-term incentives represent cumulative adjustments to valuation of long-term cash incentive compensation awards that are related to prior years. These costs are excluded from Adjusted EBITDA because they do not relate to the current year and are considered to be outside of normal operations. Long-term incentives are earned over a three-year period and the costs are recorded over the three-year period they are earned. The amounts accrued or incurred are based on a cumulative of the three-year period. Equity-based compensation expense represents compensation that has been or will be paid in equity and is excluded from Adjusted EBITDA because it is a non-cash item. Adjusted EBITDA is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations and without regard to financing methods, capital structure or historical cost basis, and to assess the Company’s ability to incur and service debt and fund capital expenditures.

    Total adjusted free cash flow is defined as cash from operations less capital expenditures net of sales proceeds and cost of equipment sold, less payments on financing lease obligations and including cash distributions to TETRA from investments and cash from sales of investments. Base business adjusted free cash flow is defined as Total adjusted free cash flow excluding TETRA’s investments in the Arkansas bromine and lithium projects. Management uses this supplemental financial measure to:

•assess the Company’s ability to retire debt;
•evaluate the capacity of the Company to further invest and grow; and
•to measure the performance of the Company as compared to its peer group.

    Total adjusted free cash flow does not necessarily imply residual cash flow available for discretionary expenditures, as they exclude cash requirements for debt service or other non-discretionary expenditures that are not deducted.

    Net debt is defined as the sum of the carrying value of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the balance sheet. Management views net debt as a measure of TETRA’s ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities.

Net leverage ratio is defined as debt excluding financing fees & discount on term loan and including letters of credit and guarantees, less cash divided by trailing twelve months adjusted EBITDA for credit facilities. Adjusted EBITDA for credit facilities consists of adjusted EBITDA described above, less non-cash (gain) loss on sale of investments, (gain) loss on sales of assets and excluding certain special or other charges (or credits). Management primarily uses this metric to assess TETRA’s ability to borrow, reduce debt, add to cash balances, pay distributions, and fund investing and financing activities.

Return on net capital employed is defined as Adjusted EBIT divided by average net capital employed. Adjusted EBIT is defined as net income (loss) before taxes and discontinued operations, interest, and certain non-cash charges, and non-recurring adjustments. Net capital employed is defined as assets, excluding assets associated with discontinued operations, plus impaired assets, less cash and cash equivalents and restricted cash, and less current liabilities, excluding current liabilities associated with discontinued operations. Average net capital employed is calculated as the average of the beginning and ending net capital employed for the respective periods.

Return on net capital employed is used by management as a supplemental financial measure to assess the financial performance of the Company relative to assets, without regard to financing methods or capital structure.
Schedule E: Non-GAAP Reconciliation of Adjusted Net Income (Unaudited)

	Three Months Ended
	June 30, 2024		March 31, 2024	June 30, 2023
	(in thousands, except per share amounts)

Income before taxes and discontinued operations	$12,479		$1,295	$21,080
Provision for income taxes	4,839		380	2,875
Loss attributed to noncontrolling interest	3		—	18
Income from continuing operations	7,643		915	18,223
Insurance recoveries	—		—	(5)
Impairments and other charges	—		—	777
Exploration and pre-development costs	—		—	2,341
Adjustment to long-term incentives	—		—	322
Former CEO stock appreciation right credit	(428)		(186)	329
Transaction, legal, and other expenses	37		(135)	57
Loss on debt extinguishment	—		5,535	—
Income from collaborative arrangements	—		—	(4,749)
Unusual foreign exchange loss	1,387		—	—
Adjusted net income	$8,639		$6,129	$17,295

Diluted per share information
Net income attributable to TETRA stockholders	$0.06	0	$0.01	$0.14
Adjusted net income	$0.07		$0.05	$0.13
Diluted weighted average shares outstanding	132,169		132,123	129,925

Schedule F: Non-GAAP Reconciliation of Adjusted EBITDA (Unaudited)

	Three Months Ended June 30, 2024
	Completion Fluids & Products	Water & Flowback Services	Corporate SG&A	Corporate Other	Total
	(in thousands, except percents)
Revenues	$100,019	$71,916	$—	$—	$171,935
Net income (loss) before taxes and discontinued operations	26,653	3,156	(10,689)	(6,641)	12,479
Former CEO stock appreciation right credit	—	—	(428)	—	(428)
Transaction, restructuring, and other expenses	37	—	—	—	37
Unusual foreign exchange loss	—	1,387	—	—	1,387
Interest (income) expense, net	(135)	68	—	6,252	6,185
Depreciation, amortization, and accretion	2,361	6,329	—	84	8,774
Equity-based compensation expense	—	—	1,800	—	1,800
Adjusted EBITDA	$28,916	$10,940	$(9,317)	$(305)	$30,234

Adjusted EBITDA as a % of revenue	28.9%	15.2%			17.6%

	Three Months Ended March 31, 2024
	Completion Fluids & Products	Water & Flowback Services	Corporate SG&A	Corporate Other	Total
	(in thousands, except percents)
Revenues	$77,282	$73,690	$—	$—	$150,972
Net income (loss) before taxes and discontinued operations	19,792	721	(11,101)	(8,117)	1,295
Former CEO stock appreciation right credit	—	—	(186)	—	(186)
Transaction, restructuring, and other expenses	(159)	—	24	—	(135)
Loss on debt extinguishment	—	—	—	5,535	5,535
Interest (income) expense, net	(269)	76	—	6,145	5,952
Depreciation, amortization, and accretion	2,387	6,288	—	81	8,756
Equity-based compensation expense	—	—	1,623	—	1,623
Adjusted EBITDA	$21,751	$7,085	$(9,640)	$3,644	$22,840

Adjusted EBITDA as a % of revenue	28.1%	9.6%			15.1%

	Three Months Ended June 30, 2023
	Completion Fluids & Products	Water & Flowback Services	Corporate SG&A	Corporate Other	Total
	(in thousands, except percents)
Revenues	$98,222	$77,241	$—	$—	$175,463
Net income (loss) before taxes and discontinued operations	31,956	8,014	(12,595)	(6,295)	21,080
Insurance recoveries	(5)	—	—	—	(5)
Impairments and other charges	—	—	777	—	777
Exploration and pre-development costs, and collaborative arrangements	(2,408)	—	—	—	(2,408)
Adjustment to long-term incentives	—	—	322	—	322
Former CEO stock appreciation right credit	—	—	329	—	329
Transaction, restructuring, and other expenses	—	—	57	—	57
Interest (income) expense, net	104	27	—	5,813	5,944
Depreciation, amortization, and accretion	2,193	6,172	—	93	8,458
Equity-based compensation expense	—	—	1,492	—	1,492
Adjusted EBITDA	$31,840	$14,213	$(9,618)	$(389)	$36,046

Adjusted EBITDA as a % of revenue	32.4%	18.4%			20.5%
Schedule G: Non-GAAP Reconciliation of Net Debt (Unaudited)

The following reconciliation of net debt is presented as a supplement to financial results prepared in accordance with GAAP.

	June 30, 2024	December 31, 2023
	(in thousands)
Unrestricted Cash	$37,713	$52,485

Term Credit Agreement	$179,670	$157,505
Net debt	$141,957	$105,020
Schedule H: Non-GAAP Reconciliation to Total Adjusted Free Cash Flow and
Base Business Adjusted Free Cash Flow (Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
	(in thousands)
Net cash provided by (used in) operating activities	$24,831	$(13,816)	$28,372	$11,015	$37,357
Capital expenditures, net of proceeds from asset sales	(15,271)	(15,576)	(10,282)	(30,847)	(22,777)
Payments on financing lease obligations	(363)	(277)	(431)	(640)	(689)
Distributions from investments	172	52	52	224	104
Total Adjusted Free Cash Flow	$9,369	$(29,617)	$17,711	$(20,248)	$13,995

Total Adjusted Free Cash Flow	$9,369	$(29,617)	$17,711	$(20,248)	$13,995
Less Investments in Arkansas	(9,829)	(4,103)	(2,341)	(13,932)	(3,175)
Base Business Adjusted Free Cash Flow	$19,198	$(25,514)	$20,052	$(6,316)	$17,170

Schedule I: Non-GAAP Reconciliation to Net Leverage Ratio (Unaudited)

	Three Months Ended				Twelve Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2024
	(in thousands)
Net income (loss) before taxes and discontinued operations	12,479	$1,295	$(3,631)	$6,716	$16,859
Insurance recoveries	—	—	3	174	177
Impairments and other charges	—	—	2,189	—	2,189
Exploration, pre-development costs, and collaborative arrangements	—	—	2,684	1,842	4,526
Adjustment to long-term incentives	—	—	281	501	782
Former CEO stock appreciation right expense (credit)	(428)	(186)	(789)	1,073	(330)
Transaction, restructuring, and other expenses	37	(135)	255	108	265
Unusual foreign exchange loss	1,387	—	2,444	—	3,831
Loss on debt extinguishment	—	5,535	—	—	5,535
Interest expense, net	6,185	5,952	5,677	5,636	23,450
Depreciation, amortization, and accretion	8,774	8,756	8,623	8,578	34,731
Equity compensation expense	1,800	1,623	6,406	1,431	11,260
Unrealized (gain) loss on investments	(46)	(2,795)	(696)	560	(2,977)
Gain on sale of assets	(38)	(29)	(129)	(151)	(347)
Other debt covenant adjustments	275	28	333	(393)	243
Debt covenant adjusted EBITDA	$30,425	$20,044	$23,650	$26,075	$100,194

					June 30, 2024
					(in thousands, except ratio)
Term credit agreement					$190,000
Capital lease obligations					3,992
Other obligations					1,280
Letters of credit and guarantees					543
Total debt and commitments					195,815
Unrestricted cash					37,713
Debt covenant net debt and commitments					$158,102
Net leverage ratio					1.6

Schedule J: Non-GAAP Reconciliation to Return on Net Capital Employed

	Three Months Ended				Twelve Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2024
	(in thousands)
Net income (loss) before taxes and discontinued operations	$12,479	$1,295	$(3,631)	$6,716	$16,859
Insurance recoveries	—	—	3	174	177
Impairments and other charges	—	—	2,189	—	2,189
Exploration, pre-development costs, and collaborative arrangements	—	—	2,684	1,842	4,526
Adjustment to long-term incentives	—	—	281	500	781
Former CEO stock appreciation right expense (credit)	(428)	(186)	(789)	1,074	(329)
Transaction, restructuring, and other expenses	37	(135)	255	108	265
Loss on debt extinguishment	—	5,535	—	—	5,535
Unusual foreign exchange loss	1,387	—	2,444	—	3,831
Interest expense, net	6,185	5,952	5,677	5,636	23,450
Adjusted EBIT	$19,660	$12,461	$9,113	$16,050	$57,284

				June 30, 2024	June 30, 2023
				(in thousands, except ratio)
Consolidated total assets				$499,725	$469,992
Plus: assets impaired in last twelve months				2,189	1,319
Less: cash, cash equivalents, and restricted cash				42,752	27,675
Adjusted assets employed				$459,162	$443,636

Consolidated current liabilities				$120,336	$125,831
Less: current liabilities associated with discontinued operations				—	414
Adjusted current liabilities				$120,336	$125,417

Net capital employed				$338,826	$318,219
Average net capital employed				$328,523
Return on net capital employed for the twelve months ended June 30, 2024				17.4%